UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 12, 2010

BROADPOINT GLEACHER SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)
0-14140
(Commission File Number)
22-2655804
(IRS Employer Identification No.)
12 East 49th Street, 31st Floor
New York, New York
(Address of Principal Executive Offices)
10017
(Zip Code)
(212) 273-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
     Broadpoint Gleacher Securities Group, Inc., a New York corporation (the “Company”) has entered into a Lease Termination and Surrender Agreement dated as of April 12, 2010 (the “Lease Termination”) with Kato International LLC, a Delaware limited liability company (“Landlord”) with respect to that certain Lease dated October 31, 2008 (the “Lease”) between Landlord and the Company with respect to the entire 31st floor (the “Premises”) of the building commonly known as Tower 49, 12 East 49th Street, New York, New York 10017. Pursuant to the Lease Termination, the Company agrees to surrender the Premises on April 30, 2010 and pay all rents due under the Lease through such date. If the Company fails to vacate the Premises by such date, the Company shall pay 200% of the per diem April 2010 rent for the first 20 days of such holdover, and 250% of such per diem rent for every day thereafter. If the Company fails to vacate the Premises by June 30, 2010, Landlord may terminate the Lease Termination and reinstate the Lease on the terms and conditions applicable as if such termination had not occurred.
     The Company entered into the Lease Termination in connection with the opening of its new headquarters at 1290 Avenue of the Americas, New York, New York 10104.
     Pursuant to the Lease Termination, the Company shall pay a termination fee equal to $3,185,000, payable as follows: (i) $2,000,000 shall be paid upon execution of the Lease Termination and (ii) $1,185,000 shall be paid on or prior to April 19, 2010. Within two (2) business days after the Company vacates the Premises, Landlord shall inspect the Premises and notify the Company whether any additional amounts are owed on account of damages caused by the Company’s move from the Premises or other amounts still due and owing under the Lease. Upon receipt of any such amounts (which the Company must pay within five (5) business days of such Landlord notice), or confirmation that no such amounts are due and owing, Landlord shall deliver the existing Letter of Credit currently being held by Landlord in the amount of $1,324,000 and shall promptly execute and deliver any documents requested by the issuing bank for such Letter of Credit confirming its termination.
     In connection with the Company’s surrender of the Premises, the Company will be permitted to leave certain furniture, fixtures and equipment (“FF&E”) in the Premises, and the Company agrees to execute and deliver a bill of sale to Landlord (or Landlord’s designee) evidencing the transfer of such FF&E to Landlord (or its designee, as the case may be).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT GLEACHER SECURITIES GROUP, INC.
By:	/s/ Peter J. McNierney

Name:	Peter J. McNierney
Title:	President and Chief Operating Officer
Date: April 14, 2010